Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	6.875% Series B Cumulative Perpetual Preferred Stock, par value $0.01 per share	Rule 457(o) and (r)	(1)	(1)	$170,000,000	0.00011020	$18,734
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
N/A
Total Offering Amounts						$170,000,000		$18,734
Total Fees Previously Paid								—
Total Fee Offsets								$18,734
Net Fee Due								$0

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-268150 filed with the Securities and Exchange Commission on November 3, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	Global Net Lease, Inc.	S-3	333-234631	November 12, 2019	—	$18,734 (1)(2)	Equity	6.875% Series B Cumulative Perpetual Preferred Stock par value $0.01 per share	—	$168,000,000	—
Fee Offset Sources	Global Net Lease, Inc.	424B5	333-234631	—	December 13, 2019	25,960	—	—	—	—	$18,734(1)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-234631.

(2)	The registrant previously registered $200,000,000 shares of 6.875% Series B Cumulative Perpetual Preferred Stock par value $0.01 per share (“Series B Preferred Stock”), by means of a 424(b)(5) prospectus supplement, dated March 19, 2021 (the “2021 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333- 234631), filed with the Securities and Exchange Commission on November 12, 2019 (the “Prior Registration Statement”). In connection with the filing of the 2021 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $25,960 (the “Original Fee”). As of the date of this prospectus supplement, the registrant sold an aggregate of $32,000,000 of Series B Preferred Stock representing $4,153.60 in registration fees of such securities under the 2021 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this prospectus supplement of $18,734 by the remaining unused registration fees previously paid by the registrant with respect to unsold securities under the 2021 Prospectus Supplement, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder. As a result, the registrant is paying $0 herewith. This prospectus supplement relates to the registrant’s registration statement on Form S-3 (No. 333-268150) filed with the Securities and Exchange Commission on November 3, 2022. $3,072.40 of the registration fee paid with respect to the 2021 Prospectus Supplement remains available for application to future registration fees.